Exhibit 99.1(a)

      HAMPTON ROADS BANKSHARES TO PRESENT AT SOUTHEAST SUPERCOMMUNITY BANK
                         CONFERENCE ON FEBRUARY 15, 2007

    NORFOLK, Va., Feb. 8 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), the financial holding company for Bank of Hampton Roads, will participate as a presenter in the Southeast SuperCommunity Bank Conference to be held in Atlanta on February 14 and 15, 2007. Jack W. Gibson, President and Chief Executive Officer, is scheduled to present on behalf of the company at 11:25 a.m. on Thursday, February 15, 2007.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20060608/DCTH075LOGO )

    Investors, analysts and the general public may listen to the presentation live via webcast. A link to the live webcast is available under the Stockholder Information tab on the company's website, http://www.bankofhamptonroads.com. Anyone who intends to listen to the webcast should go to the website at least fifteen minutes early to download and install any necessary software. For those unable to listen to the live broadcast, presentations will be archived up to 60 days following the event.

    About Hampton Roads Bankshares

    Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates 17 banking offices in the Hampton Roads region of southeastern Virginia and is scheduled to open another this year. Shares of Hampton Roads Bankshares common stock are traded on the Nasdaq Capital Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.

    Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed and furnished to the Securities and Exchange Commission.

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             02/08/2007
    /CONTACT: Tiffany K. Glenn, Senior Vice President and Marketing Officer of Hampton Roads Bankshares, +1-757-217-1000/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20060608/DCTH075LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.bankofhamptonroads.com /
    (HMPR)